Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of OneConnect Financial Technology Co., Ltd. of our report dated July 15, 2019 (except for Note 2.25 to the consolidated financial statements, as to which the date is October 30, 2019) relating to the financial statements of OneConnect Financial Technology Co., Ltd., which appears in this Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shenzhen, the People’s Republic of China
November 13, 2019